UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2021

HEALTHCARE SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 0-12015

Pennsylvania	23-2018365
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification number)

3220 Tillman Drive, Suite 300, Bensalem, Pennsylvania
(Address of principal executive office)

19020
(Zip Code)

Registrant's telephone number, including area code: 215-639-4274

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ☐ )    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
( ☐ )    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
( ☐ )    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
( ☐ )    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	HCSG	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On February 10, 2021, Healthcare Services Group, Inc. (the "Company") issued a press release (the "Press Release") announcing its earnings for the three months and year ended December 31, 2020. A copy of the Press Release is being furnished hereto as Exhibit 99.1 and is hereby incorporated by reference to this Current Report.

The information furnished herein, including Exhibit 99.1 shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussions regarding a potential resolution with the SEC (as described in Item 8.01 below) are ongoing, Mr. John C. Shea, the Company’s Chief Financial Officer, has notified the Company that he is taking a temporary leave of absence from his duties, with effect from February 9, 2021. On February 9, 2021, the Board of Directors of the Company appointed Mr. Andrew Brophy as the Company’s Acting Principal Accounting Officer with immediate effect. Mr. Brophy, 31, has served as the Company’s Director of Accounting since November 2020 and SEC Reporting Manager since January 2018. Prior to joining the Company in January 2018, Mr. Brophy was a Senior Consultant with financial accounting advisory firm Centri Business Consulting from April 2017 to January 2018, where he managed technical accounting matters for clients and prepared and reviewed periodic filings for SEC registrants. Prior to that, Mr. Brophy was a Division Assistant Controller with Lennar, Inc. from August 2014 to March 2017, where he oversaw all day-to-day accounting operations and financial objectives for a regional top-five homebuilder operating in the Delaware Valley. Mr. Brophy earned his bachelor’s degree in business administration from Temple University. He began his accounting career as an auditor with PricewaterhouseCoopers LLP. There are no arrangements or understandings between Mr. Brophy and any person pursuant to which he was appointed as an executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions or proposed transactions by the Company in which Mr. Brophy has had or is to have a direct or indirect material interest, and there are no family relationships between Mr. Brophy and any of the Company’s other executive officers or directors.

Item 8.01	Other Events.

Dividend

The Press Release also announced the Company's fourth quarter 2020 quarterly cash dividend of $0.20625 per common share, payable on March 26, 2021 to shareholders of record at the close of business on February 26, 2021.

Update

As previously disclosed, the Securities and Exchange Commission (“SEC”) has been conducting an investigation into the Company’s earnings per share (“EPS”) calculation practices. Following receipt of a letter from the SEC in November 2017 regarding its inquiry into those practices and a subpoena in March 2018, the Company authorized its outside counsel to conduct an internal investigation, under the direction of the Company’s Audit Committee, into matters related to the SEC subpoena. This investigation was completed in March 2019, and the Company has continued to cooperate with the SEC’s investigation and document requests since then. The Company and the SEC have recently commenced discussions regarding a potential resolution of the investigation, which focuses on periods prior to 2018.

Item 9.01	Financial Statements and Exhibits.

( d )    Exhibits.

Exhibit Number	Description
99.1	Press Release and financial tables dated February 10, 2021, issued by Healthcare Services Group, Inc.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE SERVICES GROUP, INC.
Date: February 10, 2021	By:	/s/ Jason J. Bundick
Name: Jason J. Bundick Title: General Counsel, Chief Compliance Officer & Secretary